UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 22, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction)	(Commission file number)	(IRS Identification No.)

15875 South Cherry Court, Suite 1,Olathe, KS 66062
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913)681-8193

Item 5.01.     On or about February 22, 2010, Michael Guss became the majority shareholder of the Registrant as he acquired 80,000,000 of the Company’s common stock from Hollis Cunningham. The Company has 92,684,520 shares issued and outstanding and as such the 80,000,000 shares acquired by Mr. Guss represent approximately 86% of the voting securities of the Registrant.   The monies used to purchase the shares came from Mr. Guss’ personal funds.  There are no arrangements or understandings among the members of both the former and new control groups and their associates with respect to election, directives or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ Hollis Cunningham
Hollis Cunningham, President

Dated: February 23, 2010